Flaherty Immer, agent
Immer Condo Account                 PH 301-791-6871
1020 Oak Hill Avenue                FAX 301-791-7947
Hagerstown, Maryland 21742

Tuesday, January 04, 2000

Sy Picon
Syco Distribution
P.O. Box 676
Manassas, Virginia 20113-0676

Dear Sy,

The Immers propose to extend your present lease for their property at 9208-A Venture Court, Manassas Park, Virginia at the reduced rent of $2325.00 per month for a period of 8-months. We require certain conditions for that extension and rent reduction. They are: That we be allowed to actively market and show the property during the entire lease extension period. That we may cancel the lease upon sale of the property and after 60 days notice to Syco. That if Syco wishes to cancel the lease they may do so before the 8-month extension period upon the same 60-day notice to the Immers provided that the reduced rent revert to $2600.00 per month for the entire period of your tenancy if less than 8-months occupancy. Your immediate attention and response is required.

THANK YOU,


FLAHERTY IMMER, AGENT


Concur:



Sy Picon, CEO